Exhibit 99.1

Finance of America Announces Repurchase of Blackstone Equity Stake and Repayment of Working Capital Facility

Transactions Strengthen Balance Sheet, Reduce Costs, and Position Finance of America for Next Phase of Growth

New Convertible Debt Enhances Financial Position and Supports Strategic Expansion

Plano, Texas (August 4, 2025): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, today announced that it has fully paid off its outstanding working capital facility and entered into a definitive agreement to repurchase the entirety of Blackstone’s equity stake in the Company. In addition, Finance of America announced a new convertible debt facility with multiple long-term supporters of the Company.

These transactions mark a pivotal milestone in Finance of America’s strategic evolution and underscore the strength of its financial position and long-term growth outlook. By strengthening the balance sheet while reducing interest expense and related costs, the Company is enhancing its financial flexibility and independence.

“This is a moment of strategic significance,” said Graham Fleming, Chief Executive Officer of Finance of America. “The fundamentals of our business enable us to take this step to simplify our capital structure and reduce our debt to more freely pursue the opportunities ahead of us. With the further support of long-time investors and bond holders through a new convertible debt facility, we are well-positioned to aggressively pursue our next chapter of growth.”

Finance of America’s agreement to repurchase Blackstone’s equity stake reflects the Company’s commitment to long-term value creation. The transaction is expected to be materially accretive to shareholders and underscores the Company’s confidence in its strategic direction.

“We appreciate the strong partnership with Finance of America and their management team, which has spanned over ten years,” said Christopher James, Global Head of Blackstone’s Tactical Opportunities group. “With this transaction, we will conclude our ownership role, but we look forward to continuing to work together in new and impactful ways in the future.”

The closing of the repurchase transaction is subject to customary conditions, including the receipt of a customary opinion and is anticipated to be consummated in the fourth quarter of 2025. More information about the definitive agreements between Finance of America and Blackstone, and the new convertible debt facility, will be available in a Form 8-K to be filed by the Company.

About Finance of America Companies

Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit our investor-oriented website at www.financeofamericacompanies.com and our consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding our repurchase of Blackstone’s equity stake and related transactions and our ability to realize the anticipated benefits of these transactions, the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to those factors indicated in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on May 20, 2025, for further information on risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

For Finance of America Media Relations: pr@financeofamerica.com

For Finance of America Investor Relations: ir@financeofamerica.com

Source: Finance of America Companies Inc.

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